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                                                                     EXHIBIT 5.1
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                                                           HAYNES AND BOONE, LLP


January 14, 2002


CellStar Corporation
1730 Briercroft Court
Carrollton, Texas 75006

Re: CellStar Corporation Registration Statement on Form S-4 for the Issuance and Exchange of up to $60,142,000 of 12% Senior Subordinated Notes due January 2007 ("Senior Notes"), and up to $60,142,000 of 5% Senior Subordinated Convertible Notes due November 2002 ("Senior Convertible Notes"), and up to 60,142,000 Shares of Common Stock ("Shares") Issuable upon Conversion of the Senior Convertible Notes

Ladies and Gentlemen:

We have acted as counsel to CellStar Corporation, a Delaware corporation (the "Company"), in connection with the registration for exchange of the Senior Notes, the Senior Convertible Notes, and the Shares, as described in the Company's Registration Statement on Form S-4 ("Registration Statement") to which this opinion is attached as Exhibit 5.1.

This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the proposed Exchange Offer, we have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the issuance and exchange of the Senior Notes, the Senior Convertible Notes, and the Shares. We have also reviewed the Registration Statement, as amended, and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion.

Based upon the foregoing and upon the representations made to us by the officers of the Company, and assuming that the Company has obtained stockholder approval of the Exchange Offer as set forth in its proxy statement relating to the foregoing transactions, we are of the opinion that:

1. The issuance of the Senior Notes and the Senior Convertible Notes (collectively, the "Exchange Notes") to the holders of the Existing Subordinated Notes pursuant to the Exchange Offer and the Senior Notes Indenture and the Senior Convertible Notes Indenture (collectively, the "Exchange Notes Indentures") have been duly authorized by all necessary corporate action on the part of the Company.

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CellStar Corporation
January 14, 2002
Page 2


2. When the Registration Statement is declared effective by order of the Securities and Exchange Commission and the Exchange Notes are duly issued, executed, authenticated, and delivered in exchange for the Existing Subordinated Notes, all in accordance with the Exchange Offer, the Exchange Notes Indentures, and the Registration Statement, the Exchange Notes will be validly issued and will constitute binding obligations of the Company, entitled to the benefits of the Exchange Notes Indentures.

3. The issuance of the Shares upon conversion of the Senior Convertible Notes has been duly authorized by all necessary corporate action of the Company.

4. When the Shares are issued upon the conversion of the Senior Convertible Notes, as described in the Senior Convertible Notes Indenture and the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable shares of common stock of the Company.

Our opinion that any document is legal, valid, and binding is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or in law.

This opinion is limited to the Federal laws of the United States and the Delaware General Corporation Law.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the references to the firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

In rendering the foregoing opinion, we have relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements of representatives of the Company.

In connection with the proposed Exchange Offer, our opinion is expressly limited to the matters set forth above, and except for our opinion with respect to material federal income tax consequences of the Exchange Offer, we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Exchange Notes, or the Shares.


Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP